Exhibit 10.35

Amendment No. 7
to the
Edwards Lifesciences Corporation
401(k) Savings and Investment Plan
(Restated effective January 1, 2016)

The Restated Edwards Lifesciences Corporation 401(k) Savings and Investment Plan, effective January 1, 2016 (the "Plan"), as amended by Amendment No. 1 executed on May 2, 2016, Amendment No. 2 executed on December 19, 2016, Amendment No. 3 executed on February 24, 2017, Amendment No. 4 executed on February 24, 2017, Amendment No. 5 executed on October 27, 2017, and Amendment No. 6 executed on December 19, 2017, is hereby further amended effective January 1, 2018 as follows:

1.	Article VI, Section 6.4(c)(v) is hereby amended in its entirety as follows:

“(v)	Company Common Stock Fund Trading Restrictions.
(A)    Purchases and sales of an interest in the Company Common Stock Fund other than pursuant to a Participant’s periodic salary reduction investment election are subject to the limitations imposed by the Company’s insider trading policy. Those Participants who are deemed to be Section 16(b) officers may have additional restrictions on trading within the Company Common Stock Fund.
(B)    Participants are not permitted to elect to invest more than 50% of their ongoing periodic salary deferral investment election (including corresponding Employer Matching Contribution), Discretionary Profit Sharing Contributions and Transition Contributions in the Company Common Stock Fund. The percentage of such election in excess of 50% shall be redirected and invested in the Plan’s default investment option based on such Participant’s age as of the date of the election.
(C)    Effective January 1, 2018, a Participant will not be permitted to invest in the Company Common Stock Fund following a trade of an investment option offered in the Plan if at the time of the proposed investment in the Company Common Stock Fund the value of such Participant’s investment in the Company Common Stock Fund exceeds 50% of the value of Participant’s Plan Accounts.”

IN WITNESS WHEREOF, the Edwards Lifesciences Corporation Administrative and Investment Committee has caused this Amendment No. 7 to be executed by an authorized representative.

EDWARDS LIFESCIENCES CORPORATION
ADMINISTRATIVE AND INVESTMENT COMMITTEE

By:     /s/ Christine Z. McCauley____________________
Christine Z. McCauley, Chairperson
Date:    December 19, 2017